Exhibit 99.1

August 4, 2015

Dear Fellow Shareholders:

We saw a nice bounce back across the board in Q2. Online revenue grew 17%. IT Deal Alert™ revenue grew 42%, International online revenue grew 23%, Core North American online revenue grew 9%, revenue from our top 12 customers grew 13% and revenue from the rest of our customers grew in excess of 20% during the second quarter, compared to the prior year period. Adjusted EBITDA grew 36% to $7 million in Q2 2015 compared to the second quarter of 2014.

The foreign currency issues that affected our customers’ behavior in Q1 have stabilized. While the situation is still challenging for our largest customers, there is less volatility, which is better for us.

We are maintaining our previously issued 2015 guidance which forecasts approximately 13% online revenue growth and 25% adjusted EBITDA growth at their respective midpoints. We remain very optimistic about our long term growth opportunity and we were pleased that we were able to repurchase 410,439 shares for approximately $3.8 million out of our cash flow in the quarter.

Q2 2015 and YTD 2015 Results

	(Unaudited; $’s in thousands)
	Three months ended June 30			Six months ended June 30
Core Online	2015	2014	Growth	2015	2014	Growth
North America Core Online	$13,982	$12,802	9%	$25,562	$25,289	1%
International Core Online	7,981	6,771	18%	14,358	12,950	11%
Total Core Online	21,963	19,573	12%	39,920	38,239	4%

IT Deal Alert
North America IT Deal Alert	4,552	3,388	34%	9,075	6,465	40%
International IT Deal Alert	1,221	691	77%	1,789	1,028	74%
Total IT Deal Alert	5,773	4,079	42%	10,864	7,493	45%

Overall Online
North America Online	18,534	16,190	14%	34,637	31,754	9%
International Online	9,202	7,462	23%	16,147	13,978	16%
Total Overall Online	27,736	23,652	17%	50,784	45,732	11%

Events	2,021	2,496	-19%	2,631	3,393	-22%

Total Revenues	$29,757	$26,148	14%	$53,415	$49,125	9%

Adjusted EBITDA*	$7,015	$5,151	36%	$10,062	$8,305	21%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Shareholder Letter

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Gross Margins

Total gross profit margin for Q2 2015 was 74%, compared to 73% for Q2 2014. Online gross profit margin increased to 76% in Q2 2015 compared to 74% for Q2 2014; events gross profit margin decreased to 57% for Q2 2015, as compared to 61% for Q2 2014.

IT Deal Alert Update

IT Deal Alert produced another very strong quarter with healthy growth for Qualified Sales Opportunities and good progress in the product areas that we believe will provide the next legs of growth in 2016 and beyond. IT Deal Alert revenues were $5.8 million in Q2 2015, up 42% from Q2 2014. IT Deal Alert revenues were up 45% for the first 6 months of the year compared to the prior year period, and we are maintaining our 50% growth target for the full year 2015. Factors contributing to our higher second half growth target include anticipated new Priority Engine™ and Deal Data™ customers, Priority Engine subscription revenue recognized from previously sold deals, and the launch of research products that is expected to contribute revenue to the full year results, primarily in Q4 2015. We had over 260 active IT Deal Alert customers in the second quarter, up from 230 customers in Q1 2015 and 150 customers for the same period a year ago.

We added approximately a dozen new Priority Engine and Deal Data customers during the quarter, and bookings are in excess of $2 million since the beginning of the year. Revenue from these products was up over 50% sequentially from Q1 2015 and represented more than 10% of IT Deal Alert revenue for the first time. Initial feedback from early adopters has been very positive regarding the success they are seeing by utilizing our purchase intent data. While the sales cycle is longer than we would like, we have a robust pipeline and feel that momentum is increasing.

We continue to make good progress with our new research offering. We expect to sell and deliver research to investors and vendors in the Storage, Information Security and Data Center markets this year and to add Cloud Computing, End User Computing, Networking, Business Intelligence and Applications in 2016.

International Update

International online revenue growth bounced back to 23% in the quarter compared to the prior year period. Some of this growth can be attributed to revenue that slipped from Q1 into Q2. International online growth for the first 6 months of 2015 was 16% over the same period in 2014. While currency concerns appear to have stabilized a bit, our large multi-national customers, who have a significant amount of their revenue outside the US, continue to be cautious. We fully expect to produce double digit international online revenue growth in 2015.

Traffic Update

Organic traffic grew over 30% in the quarter over the prior year period. Organic traffic represented 96% of overall traffic. This strong organic performance is due to our unique content model where we produce high quality, independent content covering very specific areas of the IT market. Recently, we were very proud to receive 12 Gold, 6 Silver and 2 Bronze awards from The American Society of Business Publication Editors, which is a testament to the high quality of our editorial efforts.

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Share Buyback

We repurchased 410,439 shares at an average price of $9.22 per share for approximately $3.8 million during the second quarter. We will continue to be opportunistic with regard to buying back shares. As of June 30, 2015, we had approximately $11.3 million available in our existing buyback program.

Balance Sheet

The Company’s balance sheet remains strong with approximately $37.3 million in cash and investments as of June 30, 2015. The Company has no bank debt.

Foreign Exchange Update

Foreign exchange adversely affected revenue growth by 1.7% in the quarter. Currency issues seemed to stabilize during the quarter, which caused less volatility to our customers’ marketing budgets, although our largest customers continue to be cautious.

Q3 2015 Guidance

For Q3 2015, we expect overall revenues to be between $29.0 million and $30.0 million. We expect online revenues to be between $27.2 million and $28.0 million. We expect event revenues to be between $1.8 million and $2.0 million. We expect adjusted EBITDA to be between $6.3 million and $7.2 million.

Conclusion

Q2 2015 performance was very solid across the board. While we expect to post double digit growth and healthy profitability in 2015, we continue to invest aggressively in new areas that we expect will provide even more growth in 2016 and beyond.

Sincerely,

Greg Strakosch

CEO

(C) 2015 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

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Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 4, 2015). These results will be posted to the Investor Information section of our website simultaneously with our press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4191 (International callers). For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 4, 2015 one (1) hour after the conference call through September 4, 2015 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10068138. Canadian callers should dial 1-855-669-9658 and also use the conference number 10068138. International callers should dial 1-412-317-0088 and also use the conference number 10068138. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude secondary offering costs, stock-based compensation and restructuring charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, secondary offering costs and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare the Company’s operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

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Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K for the year ended December 31, 2014. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)
Revenues:
Online	$27,736	$23,652	$50,784	$45,732
Events	2,021	2,496	2,631	3,393

Total revenues	29,757	26,148	53,415	49,125

Cost of revenues:
Online(1)	6,719	6,149	13,248	12,239
Events(1)	877	979	1,332	1,526

Total cost of revenues	7,596	7,128	14,580	13,765

Gross profit	22,161	19,020	38,835	35,360

Operating expenses:
Selling and marketing(1)	10,958	10,007	21,299	19,753
Product development(1)	2,032	1,742	3,808	3,347
General and administrative(1)	3,591	3,884	6,611	7,236
Depreciation	1,016	1,012	2,024	2,001
Amortization of intangible assets	344	454	717	905

Total operating expenses	17,941	17,099	34,459	33,242

Operating income	4,220	1,921	4,376	2,118
Interest and other income, net	250	99	87	109

Income before provision for income taxes	4,470	2,020	4,463	2,227
Provision for income taxes	1,641	717	1,287	789

Net income	$2,829	$1,303	$3,176	$1,438

Net income per common share:
Basic	$0.09	$0.04	$0.10	$0.04

Net income per common share:
Diluted	$0.08	$0.04	$0.09	$0.04

Weighted average common shares outstanding:
Basic	33,268	32,891	33,202	32,788

Weighted average common shares outstanding:
Diluted	34,989	34,022	34,956	33,827

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$16	$21	$30	$51
Cost of events revenues	—	4	—	8
Selling and marketing	650	552	1,339	1,240
Product development	27	27	37	58
General and administrative	623	585	1,357	1,239

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TECHTARGET, INC.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,163	$19,275
Short-term investments	2,144	5,480
Accounts receivable, net of allowance for doubtful accounts of $1,333 and $1,014 as of June 30, 2015 and December 31, 2014, respectively	28,902	23,200
Prepaid expenses and other current assets	5,982	2,842
Deferred tax assets	2,753	2,674

Total current assets	58,944	53,471
Property and equipment, net	9,104	9,215
Long-term investments	15,975	13,428
Goodwill	93,883	93,979
Intangible assets, net of accumulated amortization	2,179	2,995
Deferred tax assets	2,980	3,230
Other assets	1,110	1,166

Total assets	$184,175	$177,484

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,786	$2,733
Accrued expenses and other current liabilities	3,250	2,719
Accrued compensation expenses	805	3,043
Contingent consideration	1,189	—
Income taxes payable	447	1,088
Deferred revenue	9,588	6,940

Total current liabilities	18,065	16,523
Long-term liabilities:
Deferred rent	2,435	2,598
Deferred tax liabilities	457	473
Contingent consideration	—	1,114
Other liabilities	—	930

Total liabilities	20,957	21,638
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 50,450,206 shares issued and 32,823,881 shares outstanding at June 30, 2015 and 49,587,137 shares issued and 32,371,251 shares outstanding at December 31, 2014	51	50
Treasury stock, 17,626,325 shares at June 30, 2015 and 17,215,886 shares at December 31, 2014, at cost	(102,645)	(98,851)
Additional paid-in capital	288,832	280,702
Accumulated other comprehensive loss	(228)	(87)
Accumulated deficit	(22,792)	(25,968)

Total stockholders’ equity	163,218	155,846

Total liabilities and stockholders’ equity	$184,175	$177,484

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)
Net income	$2,829	$1,303	$3,176	$1,438

Interest and other income, net	(250)	(99)	(87)	(109)
Income tax provision	1,641	717	1,287	789
Depreciation	1,016	1,012	2,024	2,001
Amortization of purchase price adjustment	119	65	182	175
Amortization of intangible assets	344	454	717	905

EBITDA	5,699	3,452	7,299	5,199

Secondary offering costs	—	510	—	510
Stock-based compensation expense	1,316	1,189	2,763	2,596

Adjusted EBITDA	$7,015	$5,151	$10,062	$8,305

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and Net Income per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)
Net income	$2,829	$1,303	$3,176	$1,438
Income tax provision	1,641	717	1,287	789

Net income before taxes	$4,470	$2,020	$4,463	$2,227
Amortization of intangible assets	344	454	717	905

Stock-based compensation expense	1,316	1,189	2,763	2,596

Secondary offering costs	—	510	—	510
Amortization of purchase price adjustment	119	65	182	175
Foreign exchange gain	(238)	(110)	(66)	(130)
Adjusted income tax provision*	(2,434)	(1,722)	(3,282)	(2,622)

Adjusted net income	$3,577	$2,406	$4,777	$3,661

Net income per diluted share	$0.08	$0.04	$0.09	$0.04

Weighted average diluted shares outstanding	34,989	34,022	34,956	33,827

Adjusted net income per share	$0.10	$0.07	$0.14	$0.11
Adjusted weighted average diluted shares outstanding	34,989	34,022	34,956	33,827

*	Adjusted income tax provision was calculated using our effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2015 and Revised Year Ended December 31, 2015

(in 000’s)

			[Revised May 2015]
	For the Three Months Ended September 30, 2015		For the Twelve Months Ended December 31, 2015
	Range		Range
Online	$27,200	$28,000	$108,000	$112,000
Events	1,800	2,000	8,000	8,000

Total revenues	$29,000	$30,000	$116,000	$120,000

Adjusted EBITDA	$6,300	$7,200	$26,000	$28,000

Depreciation, amortization and stock-based compensation	3,500	3,500	12,600	13,080
Interest income, net	(15)	(15)	(60)	(60)
Provision for income taxes	1,365	1,800	5,660	6,280

Net income	$1,450	$1,915	$7,800	$8,700

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